January 19, 2000

Famous Fixins, Inc.
250 West 57th Street, Suite 1112
New York, New York 10107

Ladies and Gentlemen:

      We have acted as counsel to Famous Fixins, Inc., a New York corporation (the "Company"), in connection with the registration of shares of the Company's common stock, par value $.001 per share (the
"Shares") issuable upon (i) the conversion of debentures, which number of common stock is indeterminable but estimated at up to 3,206,997 for purpose of this registration statement (the "Conversion Shares") and (ii) the exercise of 339,152 warrants to purchase 339,152 shares of common stock (the "Warrant Shares"), pursuant to a Registration Statement on Form SB-2 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date of this letter. Such Shares will be sold from time to time by the selling stockholders named in the Registration Statement (the "Selling Stockholders").

      As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

      Based upon the foregoing, we are of the opinion that:

            (1) when issued upon conversion of, or as interest on, the convertible debentures, the Conversion Shares will be validly issued, fully paid and nonassessable;
            (2) when issued and paid for upon exercise of warrants, in accordance with the terms and conditions of the warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                    /s/ Law Offices of Dan Brecher
                                    Law Offices of Dan Brecher